                                                                      EXHIBIT 21


                           Deltic Timber Corporation
                        Subsidiaries of the Registrant
                            As of December 31, 1996


                                                                      State of
     Subsidiaries                                                  Incorporation
--------------------------------------------------------------------------------

Deltic Timber Purchasers, Inc.                                        Arkansas

Chenal Properties, Inc.                                               Arkansas